Exhibit 99.1

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement”) is made as of October 20, 2020 (the “Effective Date”) by and between Avalon GloboCare Corp. (“Avalon”), a Delaware corporation with an office address at 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, USA, and Adial Pharmaceuticals, Inc. (“Adial”), a Delaware corporation with an office address at 1180 Seminole Trail, Ste 495, Charlottesville, VA 22901. Avalon and Adial are each referred to as a “Party” and collectively “Parties” to this Agreement.

WHEREAS, Avalon has expertise in the development of diagnostics and therapeutic systems;

WHEREAS, Adial has and may acquire certain rights to distribute and resell SARS-CoV-2 antibody tests and antigen tests and other medical devices and equipment (“Devices”) manufactured by one or more third parties (“Manufacturer”); and

WHEREAS, Avalon and Adial wish to enter into a strategic collaboration that appoints Avalon as a non-exclusive sub-distributor to Adial and provides Avalon certain rights to distribute Devices under distribution by Adial.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows.

1.	Distributor Rights. Adial agrees to appoint Avalon as a non-exclusive sub-distributor of the Adial Devices in the Territory (as hereinbelow defined) and Avalon agrees to evenly split with Adial all Net Profits from any revenue received from the sale of the Adial Devices by Avalon or an Avalon Affiliate as defined below:

a.	Profit Sharing Calculation. All Net Profits (as defined below) shall be distributed equally 50% to Adial and 50% to Avalon on a monthly basis based on revenue received from the sales of the Devices made by Avalon or an Adial-approved Avalon affiliate. As used herein, the term “Net Profits” shall mean: (a) gross revenues from payment actually received by Avalon (or Adial-approved Avalon affiliate) from sales of the Devices “Gross Revenue”), less the cost of acquiring the kits by Adial and less the following expenses (“Expenses”), (i) any shipping, freight or insurance expenses paid by a Party to transport the Devices to a purchaser, (ii) any sales, ad valorem or value-added taxes paid by a Party and not reimbursed to a Party by a purchaser of Devices, (iii) any customs duties, excise taxes or import tariffs paid by a Party; (iv) interest expense, escrow fees, letter of credit charges and bank charges incurred by a Party to finance or transact the particular related sale, and (v) broker fees or sales fees to third parties paid by either Party. The Parties shall be responsible for their own collection and remittance to the appropriate federal, state or local authorities any income, sales, use or other taxes, if any, imposed in connection with the distribution and sale of the Devices under this Agreement. The Parties will report to each other on a monthly basis the Gross Revenue generated and Expenses incurred for sales of the Devices by Avalon (or an Adial-approved Avalon Affiliate), and will make such payments to each other within 30 days after the end of each month so as to effectuate the revenue-sharing contemplated by this Section.

b.	Affiliate. As used herein “affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise. Avalon shall not be permitted to assign its rights and obligations under this Agreement to an affiliate without prior written approval by Adial. Avalon shall be permitted to appoint Tauzin Consulting and World Connect as agent affiliates to assist in the sale of the Devices. No other agents or brokers may be appointed by Avalon without prior written approval by Adial.

2.	Territory. For the purposes hereof, the “Territory” shall mean worldwide.

3.	Customer Service. Adial or its designated service provider or partner will provide purchasers of the Devices from Avalon (or an Adial-approved Avalon Affiliate), but not their retail end users, with its service support and other support services in connection with the sale of the Devices.

4.	Term. The term of this Agreement is three (3) years (“Term”) unless earlier terminated by either Party upon no less than one hundred and eighty (180) days written notice to the other Party.

5.	Warranties and Covenants. The Warranties and Covenants included within Exhibit 1 are included herein.

6.	Confidential Information.

a.	During the Term and for a period of three (3) years thereafter, each Party shall maintain the Confidential Information (as hereinafter defined) of the other Party in confidence at all times, and shall not, directly or indirectly, whether in writing or otherwise, communicate, publish, reveal, expose, divulge, or otherwise make available or permit the disclosure of the Confidential Information, in whole or in part, to any person or entity, except as provided hereunder. The Parties shall not use the Confidential Information, except for the express purposes permitted hereunder. In addition, each Party shall comply with all applicable health care privacy rules and regulations and maintain the confidentiality of all health care and patient information and screening results.

b.	The term “Confidential Information” includes, but is not be limited to, all technical, business and other information which one Party has disclosed or will disclose to the other Party, in written or other form, whether or not designated as “confidential”, including all information and data pertaining to customer lists, supplier lists, technological, scientific or technical information, inventions, know-how, trade secrets, designs, treatment protocols, clinical trials, patient data, materials used, sketches, components, parts, hardware, software, research material, drawings, photographs, processes, specifications, operational data, models, prototypes, contracts, costs, expenses, suppliers or transactions entered into, discussed or negotiated, business plans, budgets, forecasts, feasibility studies, market plans, customers and other business, economic, financial or technological data, regardless of whether such information, material or data or any part thereof is patentable or otherwise entitled to be registered in any official registry, which is owned, developed or used by the disclosing Party and/or which is related to the disclosing Party, its business, services or technology.

c.	Notwithstanding the foregoing, "Confidential Information" shall not include (i) information that, as of the time of receipt, as evidenced by contemporaneous written documentation, is already known to, or in the possession of receiving Party without restrictions imposed on its disclosure; and/or (ii) information that has been received by one Party without restrictions on disclosure and in good faith from a third party who was lawfully in possession of the information and had the right to disclose the same; and/or (iii) information that is independently developed by the receiving Party without use of or reference to the Confidential Information of the disclosing Party, as evidenced by contemporaneous written documentation; and/or (iv) any information that has entered public domain not as a result of the violations of the confidentiality undertaking by the receiving Party.

d.	In addition, the non-disclosure obligations pursuant to this Agreement shall not apply to Confidential Information that a receiving Party is required to disclose pursuant to any judicial action, order of the court or other governmental agency; provided, however, that the receiving Party shall make all reasonable efforts to notify the disclosing Party prior to the disclosure of Confidential Information and allow the disclosing Party the opportunity to contest and avoid such disclosure, and further provided that the receiving Party shall disclose only that portion of such Confidential Information that it is legally required to disclose

7.	Non-circumvention. Avalon agrees that Adial’s supplier and customer relationships related to the manufacture, sale or distribution of Devices are critical assets of Adial. Adial agrees that the customer relationships of Avalon related to the sale or distribution of Devices are critical assets of Avalon. Therefore and notwithstanding anything else herein for twelve (12) months following termination of this Agreement: (i) Adial hereby agrees not to engage, either directly or indirectly (including, without limitation, through any affiliate or an otherwise related party), in any discussions or negotiations, or to execute any substantive agreement with a customer, or their affiliates, first contacted by Avalon (with documentation to support such identification or contact) without the express prior written consent and approval of Avalon ; and (ii) Avalon agrees not to engage, either directly or indirectly (including, without limitation, through any affiliate or an otherwise related party), in any discussions or negotiations, or to execute any substantive agreement with a customer or supplier, or their affiliates, first contacted by Adial.

8.	Governing Law. Jurisdiction and Venue. This Agreement, and all matters arising directly or indirectly from this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules applicable to contracts to be performed entirely within the State of Delaware. The state or federal courts located in the State of Delaware are the agreed-upon forum for the resolution of all disputes arising hereunder, and the Parties hereto, their officers, and employees hereby consent to (i) the jurisdiction and venue of the aforesaid courts for the purpose of resolving all such disputes and (ii) service of process by registered mail, return receipt requested, or any other manner consistent with federal or Delaware law.

9.	No Agency. No agency, joint venture, partnership or employment shall be created by this Agreement, as the Parties are independent contractors with respect to one another. Neither Party shall have authority to act as an agent of the other or to otherwise bind the other to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter.

10.	Miscellaneous. This Agreement shall not be modified or amended except in writing signed by the Parties. This Agreement shall be binding upon and inure to the benefit of the Parties. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes any prior agreements. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. In the interpretation of this Agreement, the ‘contra proferentem’ rule of construction will not apply (this Agreement being the product of negotiations between commercially sophisticated Parties) and this Agreement will therefore not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation and drafting hereof. This Agreement may be executed in counterparts (including e-mail or facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date

For Avalon GloboCare Corp.		For Adial Pharmaceuticals, Inc.:

By:	/s/ Luisa Ingargiola	By:	/s/ William Stilley
Print:	Luisa Ingargiola	Print:	William Stilley
Title:	CFO	Title:	CEO

Exhibit 1

Warranties and Covenants

Adial warrants and covenants that:

1.	Adial will pass on to Avalon, to the full extent provided by law, the Manufacturer’s standard limited warranty that the Devices comply with all applicable laws and regulations in the U.S. and European Union, as the case may be;
2.	Adial will pass on to Avalon, to the full extent provided by law, the Manufacturer’s standard limited warranty that the Devices conform to their published specifications and are free from defects in materials and workmanship, and any Devices determined by the Parties to be defective shall be replaced by Adial with new Devices;
3.	to its knowledge, the Devices do not infringe any third-party rights and will not subject Avalon to liability for violation of any laws, rules or regulations;
4.	Adial shall have good and marketable title to the Devices to be resold by it to Avalon; and
5.	Adial shall indemnify and hold harmless Avalon and its respective directors, officers, agents and employees from and against any and all liabilities, claims, suits, losses, damages or causes of actions including costs, attorney fees and expenses that may be suffered by any loss, damage, death or bodily injury (collectively the “Liability”) directly and proximately caused by a breach of the representations or warranties contained herein, claims asserting that a Test infringes the intellectual property of any other person or entity; or that use of the Devices resulted in bodily injury, including without limitation, personal injury and death (unless any such Liability is caused by Avalon's gross negligence or willful misconduct), or the non-performance or improper performance by Adial of any of its obligations arising out of or in connection with this Agreement; provided, however, that in no event shall Adial be liable to Avalon or any other entity for any special, consequential, incidental, or indirect damages, including lost profits, however caused, on any theory of liability; provided, further, that Adial shall not indemnify Avalon for any loss and/or litigation expense that is connected in any way to an end-user operation of a test in which such end-user does not operate a testing laboratory deemed eligible to perform moderate complexity tests and/or high complexity tests in accordance with any and all applicable laws, statutes and/or regulations.

Avalon warrants and covenants that:

1.	it shall comply with any and all applicable statutes and regulations of any federal, state or other governmental entity or agency connected in all respects with Avalon’s (a) use of the Devices and/or (b) sale of the Devices to any third-party purchasers;
2.	it shall at all times indemnify Adial against all Liability (as defined above) caused by any breach of any of the representations or agreements made by Avalon under this Agreement or the non-performance or improper performance by Avalon of any of its obligations arising out of or in connection with this Agreement; provided, however, that in no event shall Avalon be liable to Adial or any other entity for any special, consequential, incidental, or indirect damages, including lost profits, however caused, on any theory of liability; and

3.	any and all of the Devices sold by Adial to Avalon shall be utilized in accordance with all applicable Clinical Laboratory Improvement Amendments (“CLIA”), and, when applicable, shall only be utilized by end-users operating laboratories deemed eligible in accordance with any and all applicable laws, statutes and/or regulations. IT IS HEREBY UNDERSTOOD BY AVALON THAT ADIAL SHALL NOT INDEMNIFY AVALON FOR ANY LOSS AND/OR LITIGATION EXPENSE THAT IS CONNECTED IN ANY WAY TO AN END-USER OPERATION OF A TEST IN WHICH SUCH END-USER DOES NOT OPERATE A TESTING LABORATORY DEEMED ELIGIBLE TO PERFORM MODERATE COMPLEXITY TESTS AND/OR HIGH COMPLEXITY TESTS IN ACCORDANCE WITH ANY AND ALL APPLICABLES LAWS, STATUTES AND/OR REGULATIONS. AVALON SHALL INDEMNIFY ADIAL FOR ANY LOSS AND/OR LITIGATION EXPENSE INCURRED BY ADIAL IN CONNECTION WITH AVALON’S SALE OF A TEST TO A THIRD-PARTY PURCHASER AND/OR END-USER OF A TEST THAT USES AND/OR OPERATES SAID TEST NOT IN COMPLIANCE WITH ANY AND ALL APPLICABLE LAWS, STATUTES AND/OR REGULATIONS.